UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2018

IMAGING DIAGNOSTIC SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 000-26028

Florida	22-2671269
(State of Incorporation)	(IRS Employer Ident. No.)

1291-B NW 65th Place, Fort Lauderdale, FL	33309
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number: (954) 581-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On November 17, 2018, Imaging Diagnostic Systems, Inc. ("IDSI" or “we” or “our”) received notice from Xi'an IDI Laser Imaging Co., Ltd.("Xi'an") our licensee (as described below) that the CTLM® Breast Imaging System had been approved by the Shaanxi Drug Administration on November 16, 2018 and would be effective until November 15, 2023. The Peoples Republic of China issued a Registration Certificate for Medical Device, Certificate No.: Shaanxi 20182060079. This approval allows Xi'an to manufacture, sell and distribute the CTLM® in China.

In June 2017, we entered into a Technology Licensing Agreement (the “Xi’an Agreement”) with Xi’an, of Xi’an, Shaanxi Province, China. Xi’an is an affiliate of Viable International Investments, LLC which owns a majority interest of IDSI. Under the terms of the Xi’an Agreement, Xi’an has the exclusive right to manufacture the CTLM® in China and sell the CTLM® in China, Hong Kong, Macau and Taiwan. Xi’an is required to pay to IDSI on a quarterly basis a royalty of 25% of the gross revenues from the sale of the CTLM® and related parts and accessories. We expect Xi’an to sell the CTLM® in China for approximately $300,000 per unit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2018

IMAGING DIAGNOSTIC SYSTEMS, INC.

By:	/s/ David Fong
David Fong Chief Financial Officer

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